Exhibit 99.1
Cutera Announces Record First Quarter 2022 Revenue Results
Delivers 17% revenue growth as reported and 21% on a constant currency basis
AviClearTM investments were accelerated in 1Q22 ahead of FDA device clearance
New ERP system launched
Company reiterates full-year guidance at current exchange rates

BRISBANE, California, May 10, 2022 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial and Operational Highlights

•Revenue was $58.0 million, an increase of 17% from the prior-year period as reported and 21% on a constant currency basis, driven by robust performance across the business, with particular strength in North America;

◦Capital Equipment revenue of $36.5 million increased 29% over the prior-year period as reported and 32% on a constant currency basis;
◦Recurring revenue, defined as the combination of Skincare, Consumable Products, and Service, was $21.5 million, an increase of 1% as reported over the prior-year period and 7% on a constant currency basis;

•Skincare revenue of $11.6 million decreased 5% over the prior-year period as reported and increased 4% on a constant currency basis;
•Consumable Product revenue of $3.9 million increased 33% over the prior-year period as reported and 36% on a constant currency basis; and
•Service revenue of $5.9 million decreased 3% over the prior-year period as reported and was flat on a constant currency basis.

•Gross Margin was 54.8% compared to 55.8% in the prior-year period. Cost of Goods Sold during the period included $0.9 million in incremental spend related to Acne. Excluding these expenses, Gross Margin in the first quarter was 56.4%;

•Operating Expenses were $44.9 million in the quarter, compared to $26.5 million in the prior-year period. Operating Expenses during the period included $7.3 million in spend associated with preparing for the launch of Acne in addition to $4.0 million of ERP implementation expense, culminating in our ERP go-live during the quarter;

•GAAP Net loss was $15.1 million, or ($0.84) per fully diluted share, compared to a net loss of $0.4M, or ($0.02) per fully diluted share in the prior-year period. Non-GAAP net loss was $5.8 million, as compared to a $3.0 million net profit in the prior-year period; and

•Adjusted EBITDA was a loss of $3.8 million in the period, as compared to income of $4.6 million in the prior-year period. Excluding Acne program spend of $8.1 million in the quarter, adjusted EBITDA was income of $4.3 million.

“I am pleased with the strong North American capital equipment sales we delivered in the first quarter, as the momentum we built in the second half of 2021 carried into the new year. Our investments in capital equipment sales force expansion, along with increased practice support from our Key Account Manager strategy, continue to enhance our position in the marketplace and drive year-over-year growth in equipment and consumable products,” commented Dave Mowry, Chief Executive Officer of Cutera, Inc. “With the addition of the recent FDA 510(k) approved AviClearTM device for the treatment of mild, moderate, and severe acne, Cutera’s portfolio has been fortified with a bold first-mover product. AviClear addresses a massive unmet clinical need for patients seeking a non-drug solution for their acne and offers our physician customers an exciting new revenue stream. Our limited commercial release of AviClear is ongoing, and the insights we glean from this phase will inform and enhance our full launch later in 2022.”

2022 Outlook
Management is reiterating 2022 revenue guidance to be in the range of $255 million to $260 million at current foreign exchange rates. This guidance represents an underlying constant currency revenue growth rate of approximately 13%-15%, up from our prior guidance of 10%-12%, negated by approximately $7 million in incremental currency headwinds. Our full-year guidance does not include any contribution from AviClear.

Conference Call
The Company’s management will host a conference call to discuss these results and related matters today at 1:30 p.m. PT (4:30 p.m. ET). Participating on the call will be Dave Mowry, Chief Executive Officer and Rohan Seth, Chief Financial Officer.

To participate in the conference call, dial 1-800-381-7839 (domestic) or +1-416-981-0157 (international) and refer to the Conference Code: 22017471.

The call will be webcast live and be available for replay one hour after the end of the call from the Investor Relations section of Cutera’s website at http://www.cutera.com/.

About Cutera, Inc.
Brisbane, California-based Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that harness the power of science and nature to enable medical practitioners to offer safe and effective treatments to their patients. For more information, call +1 415-657-5500 or 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations and net income (loss) per share. Non-GAAP adjustments include stock-based compensation, depreciation, amortization, executive and other non-recurring separation costs, customer relationship management (“CRM”) and enterprise resource planning (“ERP”) system costs, non-recurring legal and litigation costs, as well as the net tax impact of excluding these items. From time to time in the future, there may be other items that we may exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The Company has not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability, limited visibility, unpredictability, or unique non-recurring nature of the items. Forward-looking non-GAAP measures include adjusted EBITDA. The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, executive and other non-recurring separation costs, customer relationship management and enterprise resource planning system costs, and non-recurring legal and litigation costs.

Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per share exclude the following:

Non-cash expenses for stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating its non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to the Company's employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of options, employee stock purchase plan, and performance and restricted stock. Depending upon the size, timing and the terms of the grants, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons to its peer companies;

Depreciation and amortization. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Executive and other non-recurring separation costs. We have excluded costs associated with the resignation of our former Executive Officers in calculating our non-GAAP operating expenses and net income measures. We exclude these and other non-recurring employee separation costs because we believe that these items do not reflect future operating expenses;

Customer Relationship Management. We have excluded CRM system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new CRM solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance;

Enterprise Resource Planning. We have excluded ERP system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new ERP solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance; and

Non-recurring legal and litigation costs. We have excluded costs incurred related to third party litigation and disputes, that are of a non-recurring nature.

The Company believes that excluding all of the items above allows users of its financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-,8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Cutera's financial performance for the first quarter ended March 31, 2022, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

Cutera, Inc.
Anne Werdan
Director, Corporate Communications
415-657-5500
IR@cutera.com

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$57,732	$164,164
Marketable investments	74,047	—
Accounts receivable, net	33,169	31,449
Inventories	51,680	39,503
Other current assets and prepaid expenses	20,156	14,545
Total current assets	236,784	249,661

Property and equipment, net	3,009	3,019
Deferred tax asset	737	778
Operating lease right-of-use assets	14,330	14,627
Goodwill	1,339	1,339
Other long-term assets	9,792	10,169
Restricted cash	700	700
Total assets	$266,691	$280,293

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$13,646	$7,891
Accrued liabilities	48,044	54,100
Operating leases liabilities	2,628	2,419
Deferred revenue	9,719	9,490
Total current liabilities	74,037	73,900

Deferred revenue, net of current portion	1,345	1,335
Operating lease liabilities, net of current portion	13,007	13,483
Convertible notes, net of unamortized debt issuance costs	134,462	134,243
Other long-term liabilities	680	763
Total liabilities	223,531	223,724

Stockholders’ equity:
Common stock	18	18
Additional paid-in capital	116,468	114,724
Accumulated other comprehensive loss	(11)	—
Accumulated deficit	(73,315)	(58,173)
Total stockholders' equity	43,160	56,569
Total liabilities and stockholders' equity	$266,691	$280,293

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021

Products	$52,066	$43,551
Service	5,948	6,117
Total net revenue	58,014	49,668

Products	22,912	18,331
Service	3,314	3,627
Total cost of revenue	26,226	21,958
Gross profit	31,788	27,710
Gross margin %	54.8%	55.8%

Operating expenses:
Sales and marketing	24,944	15,068
Research and development	6,499	4,112
General and administrative	13,502	7,365
Total operating expenses	44,945	26,545
(Loss) income from operations	(13,157)	1,165
Interest and other income expense, net
Amortization of debt issuance costs	(219)	(52)
Interest on convertible notes	(778)	(191)
Other expense, net	(755)	(1,023)
Loss before income taxes	(14,909)	(101)
Income tax expense	233	258
Net loss	$(15,142)	$(359)

Net income (loss) per share:
Basic	$(0.84)	$(0.02)
Diluted	$(0.84)	$(0.02)

Weighted-average number of shares used in per share calculations:
Basic	18,080	17,768
Diluted	18,080	17,768

 CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2022		March 31, 2021
Cash flows from operating activities:
Net loss	$(15,142)		$(359)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation	4,043		1,846
Depreciation and amortization	427		361
Amortization of contract acquisition costs	652		545
Amortization of debt issuance costs	219		52
Impairment of capitalized cloud computing costs	—		182
Change in deferred tax asset	41		45
Provision for excess and obsolete inventories	358		193
Provision for credit losses	192		218
Loss (gain) on sale of property and equipment	14		(59)
Change in right-of-use asset	638		604
Changes in assets and liabilities:
Accounts receivable	(1,912)		(2,407)
Inventories	(12,535)		(6,214)
Other current assets and prepaid expenses	(5,611)		(1,560)
Other long-term assets	(385)		(500)
Accounts payable	5,755		(1,653)
Accrued liabilities	(5,989)		10,022
Operating lease liabilities	(608)		(563)
Deferred revenue	239		500
Net cash (used in) provided by operating activities	(29,604)		1,253

Cash flows from investing activities:
Acquisition of property, equipment and software	(321)		(101)
Disposal of property and equipment	—		52
Purchase of marketable investments	(74,058)		—
Net cash used in investing activities	(74,379)	(74,379)	(49)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	151		396
Purchase of capped call	—		(16,134)
Proceeds from issuance of convertible notes	—		138,250
Payment of issuance costs of convertible notes	—		(4,717)
Taxes paid related to net share settlement of equity awards	(2,450)		(999)
Payments on finance lease obligations	(150)		(115)
Net cash (used in) provided by financing activities	(2,449)		116,681

Net (decrease) increase in cash, cash equivalents and restricted cash	(106,432)		117,885
Cash, cash equivalents, and restricted cash at beginning of period	164,864		47,047
Cash, cash equivalents, and restricted cash at end of period	$58,432		$164,932

 CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change
	March 31, 2022	March 31, 2021	2022 Vs 2021
Revenue By Geography:
North America	$28,853	$22,402	+28.8%
Japan	17,503	16,555	+5.7%
Rest of World	11,658	10,711	+8.8%
Total Net Revenue	$58,014	$49,668	+16.8%
Rest of World (including Japan) as a percentage of total revenue	50.3%	54.9%

Revenue By Product Category:
Systems
–North America	$22,707	$16,785	+35.3%
–Rest of World (including Japan)	13,807	11,535	+19.7%
Total Systems	36,514	28,320	+28.9%
Consumables	3,903	2,925	+33.4%
Skincare	11,649	12,306	(5.3)%
Total Products	52,066	43,551	+19.5%

Service	5,948	6,117	(2.7)%
Total Net Revenue	$58,014	$49,668	+16.8%

	Three Months Ended
	March 31, 2022	March 31, 2021
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$459	$144
Sales and marketing	576	721
Research and development	980	301
General and administrative	2,028	680
	$4,043	$1,846

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2022
	GAAP		Depreciation and Amortization	Stock-Based Compensation	ERP Implementation	Legal - Lutronic	Non-GAAP

Net revenue	$58,014		—	—	—	—	$58,014
Cost of revenue	26,226		(76)	(459)	—	—	25,691
Gross profit	31,788		76	459	—	—	32,323
Gross margin %	54.8%						55.7%

Operating expenses:
Sales and marketing	24,944		(820)	(576)	—	—	23,548
Research and development	6,499		(45)	(980)	—	—	5,474
General and administrative	13,502		(138)	(2,028)	(3,976)	(254)	7,106
Total operating expenses	44,945	44945	(1,003)	(3,584)	(3,976)	(254)	36,128
(Loss) income from operations	(13,157)		1,079	4,043	3,976	254	(3,805)
Interest and other expense, net
Amortization of debt issuance costs	(219)		—	—	—	—	(219)
Interest on convertible notes	(778)		—	—	—	—	(778)
Other expense	(755)		—	—	—	—	(755)
Total interest and other expense, net	(1,752)		—	—	—	—	(1,752)
(Loss) income before income taxes	(14,909)		1,079	4,043	3,976	254	(5,557)
Provision for income taxes	233		—	—	—	—	233
Net (loss) income	$(15,142)		$1,079	$4,043	$3,976	$254	$(5,790)

Net (loss) income per share:
Basic	$(0.84)						$(0.32)

Weighted-average number of shares used in per share calculations:
Basic	18,080						18,080

Operating expenses as a % of net revenue	GAAP						Non-GAAP
Sales and marketing	43.0%						40.6%
Research and development	11.2%						9.4%
General and administrative	23.3%						12.2%
	77.5%						62.2%

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2021
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation	Legal - Lutronic	Non-GAAP

Net revenue	$49,668	—	—	—	—	$49,668
Cost of revenue	21,958	(162)	(144)	—	—	21,652
Gross profit	27,710	162	144	—	—	28,016
Gross margin %	55.8%					56.4%

Operating expenses:
Sales and marketing	15,068	(678)	(721)	(182)	—	13,487
Research and development	4,112	(39)	(301)	—	—	3,772
General and administrative	7,365	(27)	(680)	(70)	(401)	6,187
Total operating expenses	26,545	(744)	(1,702)	(252)	(401)	23,446
(Loss) income from operations	1,165	906	1,846	252	401	4,570
Interest and other expense, net
Amortization of debt issuance costs	(52)	—	—	—	—	(52)
Interest on Convertible notes	(191)	—	—	—	—	(191)
Other expense	(1,023)	—	—	—	—	(1,023)
Total interest and other expense, net	(1,266)	—	—	—		(1,266)
(Loss) income before income taxes	(101)	906	1,846	252	401	3,304
Provision for income taxes	258	—	—	—	—	258
Net (loss) income	$(359)	$906	$1,846	$252	$401	$3,046

Net (loss) income per share:
Basic	$(0.02)					$0.17

Weighted-average number of shares used in per share calculations:
Basic	17,768					17,768

Operating expenses as a % of net revenue	GAAP					Non-GAAP
Sales and marketing	30.3%					27.2%
Research and development	8.3%					7.6%
General and administrative	14.8%					12.5%
	53.4%					47.3%

CUTERA, INC.
RECONCILIATION OF LOSS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

Three Months Ended
March 31, 2022

Net Income	$(15,142)
Adjustments:
Stock-based compensation	4,043
ERP implementation cost	3,976
Interest and other expense, net	1,752
Depreciation and amortization	1,079
Legal - Lutronic	254
Income tax expense	233
Provision for income taxes	11,337

Adjusted EBITDA	$(3,805)